UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
February 28, 2017
____________________________________________________________
THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On February 28, 2017, by vote of the Board of Directors of Thermo Fisher Scientific Inc. (the “Company”), Dion J. Weisler was elected a director of the Company, effective March 1, 2017, for a term expiring at the 2017 annual meeting. Mr. Weisler was appointed to the board’s Audit Committee.  Mr. Weisler has served as President and Chief Executive Officer of HP Inc. since November 2015.  In connection with his service as a director, Mr. Weisler will be entitled to receive the Company’s previously disclosed standard agreements and arrangements for non-employee directors as described in Exhibit 10.7 to the Company's annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 28, 2017 (File No. 001-08002), and will enter into the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-90661).
(e) Compensatory Arrangements of Certain Officers
On February 28, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company took the following actions relating to executive compensation:
Annual Cash Incentive Plans - Approval of Payout of Cash Bonuses for 2016. The Compensation Committee approved the payout of cash bonuses for 2016 to the Company’s executive officers including Marc N. Casper, President and Chief Executive Officer, Stephen Williamson, Senior Vice President and Chief Financial Officer, Mark P. Stevenson, Executive Vice President, Peter M. Wilver, Executive Vice President and Chief Administrative Officer and Thomas W. Loewald, Senior Vice President and Chief Commercial Officer under the Company’s 2013 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2013 Annual Meeting of Stockholders. The Compensation Committee exercised its discretion to lower the amount of the cash bonuses payable under the 162(m) Plan based on its determinations as to the level of achievement of the applicable supplemental performance metrics and goals for 2016 under the Company’s annual cash incentive program, which operates in connection with the 162(m) Plan. The amount of cash bonuses approved by the Compensation Committee is set forth in the table below. Payouts under the supplemental bonus plan for 2016, which allowed executives an opportunity to achieve up to an additional 20% of target bonus and would be achieved if the Company attains certain adjusted operating income dollar goals, are included in the cash bonus numbers below.
Annual Cash Incentive Plans - Establishment of Criteria for 2017 Bonus. The Compensation Committee established the performance goal under the 162(m) Plan for 2017 as earnings before interest, taxes and amortization, excluding the impact of (i) extraordinary items and any other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in accounting principles, (v) the writedown of any asset, (vi) charges for restructuring and rationalization programs, (vii) other non-cash charges or items, (viii) gains or losses related to financing activities, (ix) the effect of acquisitions, or (x) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates, and certain other unusual or nonrecurring items (“Adjusted Operating Income”); and determined the percentage of Adjusted Operating Income that each executive officer is entitled to receive as a cash bonus for 2017 under the Plan, subject to the Compensation Committee’s right to lower, but not raise, the actual cash bonus to be paid to such officer for the year. The Compensation Committee’s determination as to whether to lower the actual cash bonus to be paid is generally based on the results of its determinations under the Company’s annual cash incentive program for that year (which is described in the next paragraph).
The Compensation Committee also established a target cash bonus amount for each of such executive officers as well as supplemental performance metrics and goals for the Company under the Company’s annual cash incentive program for 2017. The target amount for each of such executive, which is a percentage of base salary (ranging from 45% to 200%), was determined by the Compensation Committee based on the salary level and position of such executive within the Company. The supplemental performance metrics and goals are based on (a) (70%) financial measures for the Company, comprised of (i) growth in revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) (35%), (ii) earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue at varying percentages of organic revenue growth (15%), (iii) earnings (adjusted for restructuring charges and certain other items of income or expense) per share (15%) and (iv) operating cash flow (adjusted for capital expenditures and operating cash flows from discontinued operations) (5%) and (b) (30%) non-financial measures of such executives’ contributions to the achievement of certain business objectives of the Company. For each of the financial measures, the Company’s actual performance will be measured relative to the Company’s internal operating plan for 2017. After giving effect to the weighting of the supplemental performance metrics and individual performance, a range of performance for the financial and non-financial measures, corresponding to a multiplier of 0 to 2, will be applied to the target cash bonus amounts.
Base Salary - Approval of Increases. Effective March 27, 2017, the Compensation Committee set the annual base salary of certain executives as set forth below.
Revised Target Bonus for 2017. The Compensation Committee also set the annual target cash bonus amounts, expressed as a percentage of annual base salary of such executives as set forth below.

Name	2016 Cash Bonus	2017 Salary (Effective March 27, 2017)	2017 Target Bonus (% of Base Salary)
Marc N. Casper President and Chief Executive Officer	$4,196,625	$1,425,000	200%
Stephen Williamson Senior Vice President and Chief Financial Officer	$748,650	$640,000	85%
Mark P. Stevenson Executive Vice President	$1,399,650	$900,000	105%
Peter M. Wilver Executive Vice President and Chief Administrative Officer	$825,000	$550,000	*
Thomas W. Loewald Senior Vice President and Chief Commercial Officer	$807,891	$631,600	85%
* As Mr. Wilver will be retiring from the Company in March 2017, he will not be eligible to receive a bonus for 2017.
Restricted Stock Units. The Compensation Committee granted time-based restricted stock units to Messrs. Casper, Williamson, Stevenson and Loewald, under the Company’s 2013 Stock Incentive Plan. The time-based restricted stock unit grant to Mr. Casper is evidenced by the Company’s standard form of Restricted Stock Unit Agreement with Marc Casper, a copy of which is on file with the SEC, and the time-based restricted stock unit grants to Messrs. Williamson, Stevenson and Loewald are evidenced by the Company’s standard form of Restricted Stock Unit Agreement (for named executive officers other than

Mr. Casper), a copy of which is on file with the SEC. These restricted stock units vest as follows: 15%, 25%, 30% and 30% vesting on the dates six months, eighteen months, thirty months and forty-two months from the date of grant, respectively, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).
The Committee also granted performance-based restricted stock units to Messrs. Casper, Williamson, Stevenson and Loewald, under the Company’s 2013 Stock Incentive Plan. The performance-based restricted stock unit grant to Mr. Casper is evidenced by the Company’s standard form of Performance Restricted Stock Unit Agreement between the Company and Marc Casper, a copy of which is filed with the SEC, and the performance-based restricted stock units to Messrs. Williamson, Stevenson and Loewald are evidenced by the Company’s standard form of Performance Restricted Stock Unit Agreement (for named executive officers other than Mr. Casper), a copy of which is on file with the SEC. In connection with the award of performance-based restricted stock units, the Compensation Committee adopted as performance goals the measures organic revenue growth and adjusted earnings per share for 2017. For each of the performance goals, the Company’s actual performance will be measured relative to the Company’s internal operating plan for 2017. The vesting of the performance-based restricted stock units for Messrs. Casper, Williamson, Stevenson and Loewald is as follows: 1/3 on the date the Compensation Committee certifies that the performance goals related to the Company’s organic revenue growth and adjusted earnings per share have been achieved (the “Performance Certification Date”), 1/3 on the one-year anniversary of the Performance Certification Date, and 1/3 on the two-year anniversary of the Performance Certification Date (subject to certain exceptions).
Stock Options. The Compensation Committee also granted stock options to Messrs. Casper, Williamson, Stevenson and Loewald, under the Company’s 2013 Stock Incentive Plan. The stock option grant to Mr. Casper is evidenced by the Company’s standard form of Stock Option Agreement with Marc Casper, a copy of which is on file with the SEC, and stock option grants to Messrs. Williamson, Stevenson and Loewald are evidenced by the Company’s standard form of Stock Option Agreement (for officers other than Marc Casper), a copy of which is on file with the SEC. The options (a) vest in equal annual installments over the four-year period commencing on the first anniversary of the date of grant (i.e., the first 1/4 of the stock option grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and (c) have a term of 7 years from such date.
The restricted stock unit and stock option grants approved by the Compensation Committee for such executive officers are set forth below. As Mr. Wilver will be retiring from the Company in March 2017, he did not receive an equity award.

	Securities Underlying February 28, 2017 Performance-Based Restricted Stock Unit Grant			Securities Underlying February 28, 2017 Time-Based Restricted Stock Unit Grant	Securities Underlying February 28, 2017 Stock Option Grant
	Minimum	Target	Maximum
Marc N. Casper President and Chief Executive Officer	0	26,600	39,900	26,600	126,400
Stephen Williamson Senior Vice President and Chief Financial Officer	0	5,800	8,700	5,800	27,300
Mark P. Stevenson Executive Vice President	0	10,400	15,600	10,400	49,500
Thomas W. Loewald Senior Vice President and Chief Commercial Officer	0	5,800	8,700	5,800	27,300

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective March 1, 2017, the Board of Directors of the Company amended and restated the Company’s By-Laws (as so amended and restated, the “By-Laws”) to implement proxy access. The By-Laws include a new Article I, Section 10 that permits a stockholder, or a group of up to twenty stockholders, that has continuously owned for at least three years an amount of shares that constitutes at least three percent of the Company’s outstanding shares of common stock as of the date of notice to have qualifying nominees included in the Company’s proxy materials. Such nominating stockholder or group of stockholders may include in the Company’s annual meeting proxy materials a number of director nominees up to the greater of (i) two or (ii) twenty percent of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the By-Laws. Written notice of the nomination(s) must be submitted to the Secretary of the Company at its principal executive offices no less than 120 days nor more than 150 days prior to the date of the anniversary of the prior year’s annual meeting of stockholders.
The amendments also include certain ministerial, clarifying and conforming changes, including to Article I, Section 9.
The foregoing description is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date:	February 28, 2017	By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-Laws of the Registrant, as amended and effective as of February 28, 2017